Exhibit 4.2

EXECUTION COPY

WARRANT AGREEMENT

Dated as of

February 10, 2006

between

CYPRESS SHARPRIDGE INVESTMENTS, INC.

and

NATIONAL CITY BANK,

as Warrant Agent

Warrants for

Common Stock of

Cypress Sharpridge Investments, Inc.

Table of Contents

i

ii

WARRANT AGREEMENT dated as of February 10, 2006 (this “Agreement”), between CYPRESS SHARPRIDGE INVESTMENTS, INC., a Maryland corporation (the “Company”), and NATIONAL CITY BANK, as Warrant Agent (the “Warrant Agent”).

The Company desires to issue the warrants described herein. The Warrants (as defined herein) will entitle the holders thereof (the “Holders”) to purchase, in the aggregate, 3,900,000 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) in connection with an offering (the “Offering”) by the Company of 3,900,000 units (the “Units”). Each Unit consists of (i) two shares of Common Stock (the “Unit Shares”) and (ii) one warrant (each, a “Warrant”) to purchase one share of Common Stock of the Company.

The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

“Combination” means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person.

“Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a Board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which shall have occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the “Current Market Value” of the security shall be determined as if the security were not registered under the Exchange Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Date” means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Memorandum” means the private placement memorandum, dated as of February 10, 2006, used in connection with the sale of the Units to certain accredited investors under Rule 506 of Regulation D of the Securities Act of 1933.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of the Transfer Restricted Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of the Warrant Agent and its counsel, (v) the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any class of Equity Securities and all amendments and supplements thereto, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Securities” means the Unit Shares and the Warrant Shares which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a Registration Statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) it may be resold without registration under the Securities Act, whether pursuant to Rule l44(k)under the Securities Act or otherwise.

“Warrant Certificates” mean the registered certificates issued by the Company under this Agreement representing the Warrants.

“Warrant Shares” mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

Section 1.02. Other Definitions.

Term	Defined in Section
“Advice”	5.06(m)
“Agreement”	Recitals
“Cashless Exercise”	3.04
“Certificate Register”	2.03
“Common Stock”	Recitals
“Company”	Recitals
“Equity Securities”	5.01
“Exercise Price”	3.01
“Expiration Date”	3.03
“Holders”	Recitals
“Offering”	Recitals
“Piggy-Back Registration”	5.01
“Registrar”	3.07
“Successor Company”	4.05(a)
“Transfer Agent”	3.05
“Units”	Recitals
“Unit Shares”	Recitals
“Warrant”	Recitals
“Warrant Agent”	Recitals
“Withdrawal Election”	5.02(c)

Section 1.03. Rules of Construction. Unless the text otherwise requires:

(i) a defined term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof;

(iii) “or” is not exclusive;

(iv) “including” means including, without limitation; and

(v) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANT CERTIFICATES

Section 2.01. Form and Dating. The Warrants shall be offered and sold by the Company pursuant to the Subscription Agreement included as Annex A to the Private Placement Memorandum. All Warrants shall be issued as part of Units consisting of two shares of Common Stock and one Warrant. The Warrants shall be represented by Warrant Certificates in the form of Exhibit A attached hereto.

Section 2.02. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 3,900,000 Warrant Shares upon a written order of the Company signed by two Officers of the Company.

The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two Officers of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

Section 2.03. Certificate Register. The Warrant Agent shall keep a register (“Certificate Register”) of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04. Transfer.

(a) Transfer of Warrants. The Warrants will not be transferable except together with the Unit Shares to which such Warrants relate (i) to the Company or (ii) to an Affiliate of the Holder thereof or another Person approved by the Board in its sole and absolute discretion.

(b) Legend.

(i) To the extent permitted by applicable law, each Warrant Certificate (and all Warrants Certificates issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TOGETHER WITH THE SHARES OF COMMON STOCK INITIALLY CONSISTING OF PART OF A UNIT WITH THIS SECURITY (I) TO THE CORPORATION OR (II) TO AN AFFILIATE OF THE HOLDER OR ANOTHER PERSON APPROVED BY THE CORPORATION’S BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION, IN EACH CASE UNDER THIS CLAUSE (II) EITHER (W) TO INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (X) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (Y) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (Z) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CASES (W) THROUGH (Z), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS

SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

HEDGING TRANSACTIONS INVOLVING THE WARRANTS OR THE COMMON STOCK UNDERLYING THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

THE WARRANTS EVIDENCED BY THIS SECURITY AND THE COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE EXERCISED UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE ARTICLES OF AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE CORPORATION CONTAIN SIGNIFICANT RESTRICTIONS ON TRANSFER AND OWNERSHIP OF THE COMMON STOCK TO BE ISSUED UPON THE WARRANTS EVIDENCED BY THIS SECURITY. THE CORPORATION WILL FURNISH TO ANY HOLDER OF WARRANTS, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF SUCH RESTRICTIONS ON TRANSFER.

THE WARRANTS EVIDENCED BY THIS SECURITY SHALL EXPIRE ON THE EARLIER OF (I) THE CLOSE OF BUSINESS ON THE DECEMBER 31, 2008 OR (II) THE DATE THE SHARES OF COMMON STOCK INITIALLY CONSISTING OF PART OF A UNIT WITH THIS WARRANT SHALL BE TRANSFERRED, OTHER THAN TRANSFERS TO AN AFFILIATE OF THE HOLDER OR AS OTHERWISE MAY BE APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION IN ITS SOLE AND ABSOLUTE DISCRETION.

(ii) To the extent permitted by applicable law, all Warrant Shares shall bear legends regarding restrictions on transfer as set forth in the Subscription Agreement included as Annex A to the Private Placement Memorandum. After a transfer of any Warrant Shares pursuant to an effective Registration Statement, all requirements pertaining to legends on such Warrant relating to the Securities Act will cease to apply and a Warrant without such legends will be available to the transferee of such Warrant Shares upon exchange of such transferring Holder’s Warrant Shares.

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of permitted transfers and exchanges of Warrants, the Company shall execute and the Warrant Agent shall countersign Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d) No Obligation of the Warrant Agent. The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) No Registration of Transfer. The Company shall not, and shall cause the Warrant Agent not to, register any transfer of Warrants or Warrant Shares not made pursuant to the terms of this Agreement.

Section 2.05. Agents. The registered Holder of a Warrant may authorize any Person to take any action which a Holder is entitled to take under this Agreement or the Warrants.

Section 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and the Company are met. If required by the Warrant Agent or the Company, such Holder shall furnish a lost stock affidavit and/or an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant ceases to be outstanding if the Company or an Affiliate of the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.08. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

(b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

Section 2.09. CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

EXERCISE TERMS

Section 3.01. Exercise. Each Warrant, when exercised, shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock. The exercise price (the “Exercise Price”) of each Warrant is $10.00 per share.

Section 3.02. Exercise Period. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after February 10, 2006 until such Warrant expires pursuant to Section 3.03 (the “Exercise Period”). Notwithstanding the foregoing, holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

Section 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the December 31, 2008 (the “Expiration Date”) or (ii) the date the Unit Shares to which such Warrant relates shall be transferred by the Holder of such Warrant, other than transfers to an Affiliate of such Holder or as otherwise may be approved by the Board in its sole and absolute discretion. The Company shall give notice not less than 30, and not more than 60 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

Section 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise”. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent’s request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

Section 3.05. Issuance of Warrant Shares. Subject to Section 2.06, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue to the Holder thereof such number of Warrant Shares to which such Holder is entitled and cause the transfer agent for the Common Stock (the “Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

Section 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay, in lieu of issuing fractional shares, an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

Section 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company shall cause the registrar for the Common Stock (the “Registrar”) at all times until the Expiration Date to reserve such number of authorized but unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

Before taking any action which would cause an adjustment pursuant to Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

Section 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless in the opinion of counsel to the Company addressed to the Warrant Agent, the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

(b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

ARTICLE IV

ANTIDILUTION PROVISIONS

Section 4.01. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such Holder would have owned or would have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

Section 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04 and (C) any ordinary cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.03. Common Stock Issue. In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 4.12, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Notwithstanding the foregoing, in the event that the Company shall issue shares of Common Stock for a consideration per share that is less than the Exercise Price as of the issuance date of such shares, upon the first such occurrence only the Exercise Price shall be adjusted to equal the price per share of such additional shares of Common Stock issued. No adjustment shall be made pursuant to this Section 4.03 as a result of any issuance of Common Stock (A) in connection with the exercise of Warrants, (B) to officers, directors or employees of the Company pursuant to customary stock incentive plans, (C) in connection with acquisitions of assets or businesses other than from Affiliates of the Company or (D) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.04. Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the exercise of such rights, options or warrants), or (ii) securities convertible, exchangeable or exercisable into (provided, however, that no adjustment shall be made under Section 4.03 or this Section 4.04 upon the conversion or exchange of such securities (other than issuances specified in clauses (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance other than in connection with the adoption of a shareholder rights plan by the Company, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the record date; and, subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.04 as a result of any issuance of rights, options or warrants (A) in connection with the exercise of Warrants, (B) to officers, directors or employees of the Company pursuant to customary stock incentive plans, (C) in connection with acquisitions of assets or businesses other than from Affiliates of the Company or (D) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

Section 4.05. Combination; Liquidation. (a) Except as provided in Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will enter into an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

(b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

In the event of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

Section 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

Section 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

Section 4.08. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may, to the extent it would not compromise its “independence”, be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.04. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

Section 4.09. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such action or offer send to the Warrant Agent a notice and the Warrant Agent shall within five days after receipt thereof send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and, to the extent practicable (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Section 4.10. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 4.11. Calculation of Consideration. For purposes of any computation respecting consideration received pursuant to this Article IV, the following shall apply:

(a) in the case of the issuance of additional Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

(b) in the case of the issuance of securities convertible into or exchangeable or exercisable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (exclusive of the securities so converted, exchanged or exercised) (the consideration in each case to be determined in the same manner as provided in clause (1) of this subsection).

Section 4.12. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01. Piggy-Back and Shelf Registrations.

(a) Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders covering the sale of any class of equity securities of the Company, including shares of Common Stock, Preferred Stock, any class of convertible shares or any other class or designation (collectively referred to herein as “Equity Securities”) (other than a Registration Statement on Form S-4 or S-8 or any similar or successor form), then the Company shall give written notice of such proposed filing to the Holders of Warrants and the holders of Transfer Restricted Securities as soon as practicable (but in no event less than 10 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register the number of Transfer Restricted Securities as each such Holder may request (which request shall specify the Transfer Restricted Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a “Piggy-Back Registration”).

In the event the proposed offering is an underwritten offering, the Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Transfer Restricted Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Transfer Restricted Securities in accordance with the intended method of distribution thereof.

Any Holder shall have the right to withdraw its request for inclusion of its Transfer Restricted Securities in any Registration Statement pursuant to this Section 5.01 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that the Company shall give prompt notice thereof to participating Holders. The Company will pay all Registration Expenses in connection with each registration of Transfer Restricted Securities requested pursuant to this Section 5.01, and each Holder shall pay all underwriting discounts or commissions, fees of counsel to the Holders or transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Registration Statement effected pursuant to this Section 5.01.

(b) Shelf Registration Statement. Notwithstanding Section 5.01(a), the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act, within 270 days after the date that the Registration Statement relating to the Company’s initial public offering of Common Stock shall have been declared effective, a shelf Registration Statement relating to the offer and sale of Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such Registration Statement (the “Shelf Registration Statement”), and shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the filing of such Shelf Registration

Statement. The Company shall use its commercially reasonable efforts to cause (a) the Shelf Registration Statement to remain effective until the earliest of (i) such time as all Transfer Restricted Securities have been sold thereunder, (ii) one year after its effective date and (iii) until all Warrant Shares and Unit Shares have ceased to be Transfer Restricted Securities.

(c) No failure to effect a registration under this Section 5.01 and to complete the sale of Transfer Restricted Securities in connection therewith shall relieve the Company of any other obligation under this Agreement.

Section 5.02. Reduction of Piggy-Back Registration.

(a) If the lead managing underwriter of any underwritten offering described in Section 5.01(a) has informed, in writing, the Holders of the Transfer Restricted Securities requesting inclusion in such offering that it is its view that the total number of securities which the Company, the Holders and any other Persons desiring to participate in such registration intend to include in such offering exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the securities the Company proposes to sell shall first be included in such offering, and then the number of Transfer Restricted Securities to be offered for the account of such Holders and the number of such securities to be offered for the account of all such other Persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter.

(b) If the lead managing underwriter of any underwritten offering described in Section 5.01(a) notifies the Holders requesting inclusion of Transfer Restricted Securities in such offering that the kind of securities that such Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Transfer Restricted Securities to be included in such offering shall be reduced as described in clause (a) above or (y) if a reduction in the Transfer Restricted Securities pursuant to clause (a) above would, in the judgment of the lead managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Transfer Restricted Securities requested to be included would have on such offering, such Transfer Restricted Securities will be excluded from such offering.

(c) If, as a result of the proration provisions of this Section 5.02, any Holder shall not be entitled to include all Transfer Restricted Securities in a Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Transfer Restricted Securities in such registration (a “Withdrawal Election”); provided that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Transfer Restricted Securities in the registration as to which such Withdrawal Election was made.

Section 5.03. Listing and Other Offering Rights. If at any time the Company proposes to submit an application for a listing or authorization for quotation of any class of Equity Securities on any nationally recognized securities exchange or quotation system, the

Company shall give written notice to holders Warrant Shares as soon as practicable (but in no event less than 10 Business Days before the anticipated filing date of such application for listing or authorization for quotation) and shall include, to the extent not prohibited by law or the rules of such securities exchange or quotation system because of the restricted nature of such Warrant Shares or otherwise, all issued and outstanding Warrant Shares in the application for such listing or authorization for quotation. Following such listing or authorization for quotation, the Company will from time to time take all necessary action so that all other Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, to the extent not prohibited by law or the rules of such securities exchange or quotation system because of the restricted nature of such Warrant Shares or otherwise, will be listed or authorized for quotation on such securities exchange or quotation system (and shall file all documentation and pay all fees required in relation thereto).

Section 5.04. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Section 5.01, the Company shall:

(a) A reasonable period of time prior to the initial filing of a Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Warrant Agent and the holders of Transfer Restricted Securities included therein copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries of such Holders;

(b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Transfer Restricted Securities during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

(c) Notify the holders of Transfer Restricted Securities to be sold and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

(e) Upon written request to the Company, furnish to each Holder of Transfer Restricted Securities to be sold pursuant to a Registration Statement without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

(f) Deliver to each Holder of Transfer Restricted Securities to be sold pursuant to a Registration Statement, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

(g) Prior to any public offering of Transfer Restricted Securities, use its best efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities to be sold and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where they are not so subject;

(h) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders thereof to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold;

(i) Upon the occurrence of any event contemplated by Section 5.04(c)(v), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(j) In the event an underwriting agreement is entered into, (i) make such representations and warranties to the Holders of such Transfer Restricted Securities with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, as made by the Company to the underwriters in the case of an underwritten offering, and confirm the same if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders than those set forth in Section 5.05 (or such other provisions and procedures acceptable to Holders of a majority of Transfer Restricted Securities covered by such Registration Statement); (iii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Transfer Restricted Securities being sold to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, (iv) obtain such opinions of counsel to the Company addressed to as are customary and reasonable in connection with such Registration Statement and (v) obtain such “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to the Holders as are customary and reasonable in connection with such Registration Statements. The Company will furnish the Warrant Agent with current Prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at the Company’s expense, a prospectus to each holder of a Warrant upon the exercise thereof. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of any Registration Statement.

(k) Cause the officers, directors, agents and employees of the Company to supply information relating to the preparation of such Registration Statement to the extent reasonably requested by any counsel representing the holders of Transfer Restricted Securities;

(l) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer

Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158 under the Securities Act; and

(m) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

The Company may require a Holder of Transfer Restricted Securities to be included in a Registration Statement to furnish to the Company such information regarding (i) the intended method of distribution of such Transfer Restricted Securities, (ii) such Holder and (iii) the Transfer Restricted Securities held by such Holder as is required by law to be disclosed in such Registration Statement, and the Company may exclude from such Registration Statement the Transfer Restricted Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(c)(ii), 5.04(c)(iii), 5.04(c)(iv) or 5.04(c)(v), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.04(i), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

Section 5.05. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities and each investment banker and manager that administers any underwritten public offering, their respective Affiliates, each Person, if any, who controls any of such parties ,within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), covering Transfer Restricted Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5.05(a);

provided that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder in writing expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b) By accepting the benefits of this Agreement, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the other selling Holders and each investment banker and manager that administers any underwritten public offering, their respective Affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5.05(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto).

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, unless such indemnified party shall have one or more legal defenses available to it which are not available to the indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election as aforesaid to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5.05 for any legal or other expenses other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.

In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any Judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5.05 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this Section 5.05 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5, each Affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 5.06. Underwritten Registrations.

No Person may participate in any underwritten public offering hereunder unless such person (i) agrees to sell such Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Nothing in this Agreement shall be construed as creating an obligation on the part of the Company to undertake underwritten public offering or otherwise proscribe the terms and conditions upon which the Company may undertake an underwritten public offering.

If the Company has complied with all its obligations under this Agreement with respect to a Piggy-Back Registration relating to an underwritten public offering, all holders of Transfer Restricted Securities included in such Piggy-Back Registration, upon request of the lead managing underwriter with respect to such underwritten public offering, will be required to not sell or otherwise dispose of any Warrant, Warrant Share or Transfer Restricted Security owned by them for 30 days prior to and within 210 days (or such shorter period as the lead managing underwriter may agree) from the consummation of such underwritten public offering.

ARTICLE VI

WARRANT AGENT

Section 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct or bad faith.

Section 6.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

Section 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 6.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

Section 6.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as set forth on Schedule A attached hereto and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

Section 6.06. Successor Warrant Agent. (a) The Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable. Any Warrant Agent to qualify as the Warrant Agent hereunder must be able to qualify as the trustee under the indenture relating to the Notes.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c) The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Warrant Agent or the Warrant Agent shall petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant

Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto provided, however, that it shall be qualified as aforesaid.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 7.02. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

Section 7.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased, (ii) the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein), (iii) the Exercise Period would be decreased or (iv) any other material change is made that adversely affects the rights of any Holder. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

Section 7.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

if to the Company:

Cypress Sharpridge Investments, Inc.

65 East 55th Street

New York, New York

Telephone: (212) 705-0150

Facsimile: (212) 705-0199

Attention: Kevin E. Grant

if to the Warrant Agent:

National City Bank

629 Euclid Avenue, Suite 635

Cleveland, Ohio 44114-3484

Telephone: (216) 222-3963

Facsimile: (216) 222-2649

Attention: Megan Gibson

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 7.05. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

Section 7.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 7.07. Multiple Originals; Counterparts. The parties may sign any number of copies of this Agreement and may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. One signed copy is enough to prove this Agreement.

Section 7.08. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 7.09. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, or illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

by	/s/ Walter C. Keenan
Name: Walter C. Keenan Title: President

NATIONAL CITY BANK, as Warrant Agent,

by	/s/ Megan Gibson
Name: Megan Gibson Title: Assistant Vice President

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